FORM OF
                        AMENDMENT DATED FEBRUARY 17, 2006
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                               RYDEX ETF TRUST AND
                       STATE STREET BANK & TRUST COMPANY,
                              DATED APRIL 29, 2005,
                                   AS AMENDED

                                 RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

[FEBRUARY 17, 2006]

State Street Bank & Trust Company
One Federal Street - 8th Floor
Boston, MA  02110
Attn:  Fund Administration Department / Jack Clark

Ladies and Gentlemen:

      Reference is made to the Administration Agreement between us dated as of April 29, 2005, including Schedule A (the "Agreement").

      Pursuant to the Agreement, this letter is to provide written notice of the Trust's desire to include the following series of Rydex ETF Trust (the "Additional Funds") as additional funds under the Agreement:

                  RYDEX S&P 500 PURE VALUE ETF
                  RYDEX S&P 500 PURE GROWTH ETF
                  RYDEX S&P MIDCAP 400 PURE VALUE ETF
                  RYDEX S&P MIDCAP 400 PURE GROWTH ETF
                  RYDEX S&P SMALLCAP 600 PURE VALUE ETF
                  RYDEX S&P SMALLCAP 600 PURE GROWTH ETF

      In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that you confirm that you will act as Administrator with respect to the Additional Funds and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.

      Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                    Very truly yours,

                                    RYDEX ETF TRUST

                                    By:
                                            -----------------------------------
                                    Name:
                                    Title:

                                    Accepted:

                                    STATE STREET BANK AND TRUST COMPANY

                                    By:
                                             -----------------------------------
                                    Name:    Gary L. French
                                    Title:   Senior Vice President

                                     FORM OF

                                    EXHIBIT A
                          APPROVED AS OF APRIL 29, 2005
                 AMENDED AND RESTATED AS OF [FEBRUARY 17, 2006]

The following entities are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds":

                  RYDEX RUSSELL TOP 50 ETF
                  RYDEX S&P EQUAL WEIGHT ETF
                  RYDEX S&P 500 PURE VALUE ETF
                  RYDEX S&P 500 PURE GROWTH ETF
                  RYDEX S&P MIDCAP 400 PURE VALUE ETF
                  RYDEX S&P MIDCAP 400 PURE GROWTH ETF
                  RYDEX S&P SMALLCAP 600 PURE VALUE ETF
                  RYDEX S&P SMALLCAP 600 PURE GROWTH ETF